Exhibit 1.1

5,000,000 Shares(1)

Langer, Inc.

Common Stock

PURCHASE AGREEMENT

                                , 2005

PIPER JAFFRAY & CO.
RYAN BECK & CO., INC.
WM SMITH SECURITIES, INCORPORATED
 As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

Langer, Inc., a Delaware corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Shares”) of common stock, $0.02 par value per share (the “Common Stock”), of the Company.  The Company has also granted to the several Underwriters an option to purchase up to 750,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”).

1.                                       Registration Statement and Prospectus.  A registration statement on Form S-1 (File No. 333-120718) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed;

(1)          Plus an option to purchase up to 750,000 additional shares to cover over-allotments.

and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b).  Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including, if applicable, a term sheet meeting the requirements of Rule 434 of the Rules and Regulations).  If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or, if applicable, a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A.  Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and, if applicable, 434(d) of the Rules and Regulations, including, in each case, the exhibits thereto, is hereinafter called the “Registration Statement.”  The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus (including, if applicable, any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use.  The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

2.                                       Representations and Warranties of the Company.

(a)                                  The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)                                     The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been initiated or are pending before or, to the Company’s knowledge, are threatened by the Commission.

(ii)                                  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(iii)                               As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) complied or will comply in all material respects with the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statement or Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you specifically for use therein.

(iv)                              Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the Rules and Regulations.

(v)                                 The consolidated financial statements of the Company, together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  The financial statements of Silipos Inc. and subsidiary (“Silipos”), together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of Silipos as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  The financial statements of Benefoot, Inc. and affiliate (“Benefoot”), together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of Benefoot as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.  The pro forma financial statements and data included in the Registration Statement and the Prospectus comply in all material respects with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect in material compliance with Regulation S-X to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts where appropriate in the compilation of those statements and data.  The other financial data set forth in the Registration Statement and the Prospectus is accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-05 or 3-12 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Commission promulgated under the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable.

(vi)                              Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements and schedules for the years ended December 31, 2004, 2003 and 2002, filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is (A) an independent public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations, (B) to the Company’s knowledge, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (C) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vii)                           KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules for Silipos for the years ended March 31, 2004 and 2003 filed as a part of the Registration Statement and included in the Registration Statement and Prospectus (A) was at all times required under the Act, an independent public accounting firm with respect to Silipos within the meaning of the Act and the Rules and Regulations, (B) is to the Company’s knowledge, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and (C) was at all times required under the Act, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii)                        Trachtenberg & Pauker LLP, which has expressed its opinion with respect to the financial statements and schedules for Benefoot, Inc. and Affiliate (“Benefoot”) for the years ended December 31, 2001 and 2000 filed as a part of the Registration Statement and included in the Registration Statement and Prospectus (A) was at all times required under the Act, an independent public accounting firm with respect to Benefoot within the meaning of the Act and the Rules and Regulations and (B) is to the Company’s knowledge, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act).

(ix)                                The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as currently being conducted and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation, and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would, individually or in the aggregate, (A) have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole or (B) have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement (the occurrence of (A) or (B), a “Material Adverse Effect”).

(x)                                   Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(xi)                                Except as set forth in the Prospectus, there is no pending or, to the knowledge of the Company, threatened or contemplated, action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might have a Material Adverse Effect or that are otherwise required to be described in the Registration Statement or the Prospectus and that are not so described as required.

(xii)                             There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been or are not so described or filed as required.

(xiii)                          This Purchase Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Purchase Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (or an event that with notice or passage of time, or both, would constitute a default), result in acceleration of indebtedness under or conflict with, (A) any statute or other provision of applicable law, (B) any agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of its respective property is subject, (C) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or (D) any judgment, order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or properties, except, in the case of clause (B), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect; no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Purchase Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, other than registration of the Securities under the Act, which has been effected, and except such as may be required under state securities or blue sky laws in connection with the offer and sale of the Securities; and the Company has full power and authority to enter into this Purchase Agreement and to authorize, issue and sell the Securities as contemplated by this Purchase Agreement.

(xiv)                         All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that were not complied with or waived in writing (and a copy of any such waiver has been delivered to counsel to the Underwriters), and the holders thereof are not subject to personal liability solely by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Purchase Agreement on the First Closing Date or the Second Closing Date, as applicable, will have been validly issued and will be fully paid and nonassessable, the issuance of such shares will not be subject to preemptive or similar rights, and the holders thereof will not be subject to personal liability solely by reason of being such holders; and the authorized capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus.  Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Purchase Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, except for any such rights as have been complied with or waived in writing (and a copy of any such waiver has been delivered to counsel to the Underwriters).  Except as otherwise stated in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company, and no person has the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus, the Company owns, directly or indirectly of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such capital stock and interests.  Except as described in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company, any shares of the capital stock of the Company or any shares of the capital stock or other interests of any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

(xv)                            The Company and each of its subsidiaries has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications (including, without limitation, ISO9001/EN46001 certifications by the European Union under the Medical Devices Directive), clearances, consents, exemptions, marks (including, without limitation, the CE mark by the European Union under the Medical Devices Directive), notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct their respective businesses (collectively, “Permits”), except for such Permits which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect, and are in compliance with the terms and conditions of all such Permits except where any failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of such Permits held by the Company and each of its subsidiaries are valid and in full force and effect; there is no pending or, to the Company’s knowledge, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

(xvi)                         The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.  The property held under lease by the Company and its subsidiaries that is necessary for the conduct of their respective businesses as currently carried on is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvii)                      The Company and each of its subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent rights, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), and other intellectual property rights, in each case as necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as stated in the Registration Statement and Prospectus, or except as would not, individually or in the aggregate, have a Material Adverse Effect, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries has involved or given rise to, or will involve or give rise to, any infringement of or conflict with, or license, royalty or similar fees for, any patents, patent rights, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), or other similar rights of others; and, except as disclosed in the Prospectus and the Registration Statement, neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee. Except as disclosed in the Prospectus and the Registration Statement, the discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus do not, to the knowledge of the Company, infringe, interfere or conflict with any intellectual property right or patent claim of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party and known to the Company.

(xviii)                   Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational or governing documents, or, except as would not, individually or in the aggregate, have a Material Adverse Effect, in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(xix)                           The Company and its subsidiaries have timely filed, all federal, state, local and foreign income, franchise and other tax returns required to be filed except for such returns which, if not filed, would not, individually or in the aggregate, have a Material Adverse Effect; and all such tax returns are true, correct and complete in all material respects.  Neither the Company nor its subsidiaries is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or except as would otherwise not, individually or in the aggregate, have a Material Adverse Effect.  There are no federal, state, local or foreign income, franchise or other tax audits or deficiency assessments proposed or pending with respect to the Company or any of its subsidiaries, and, to the Company’s knowledge, no such audits or assessments are threatened.

(xx)                              The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

(xxi)                           The Common Stock (other than the Securities) is listed on the Nasdaq Small Cap Market under the trading symbol “GAIT,” the Company has filed a listing application for the Common Stock (including the Securities) with the Nasdaq National Market, and the Common Stock (including the Securities) will be listed on the Nasdaq National Market under the trading symbol “GAIT” on or prior to the First Closing Date, and the Company has taken no action designed to or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or de-listing its Common Stock from the Nasdaq Stock Market, nor has the Company received any notification that the Commission or the Nasdaq Stock Market is contemplating terminating such registration or listing.

(xxii)                        The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived.  The Company has obtained written consent to the use of such data from such sources to the extent required.

(xxiii)                     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its agents has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of the law or (B) made any payment to any federal or state or other governmental officer or official, or other person charged with similar public of quasi-public duties, in the United States or any foreign jurisdiction, other than payments permitted by or not in violation of the laws of the United States and any other applicable jurisdiction.

(xxiv)                    Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other domestic or foreign entity.

(xxv)                       The Company maintains “disclosure controls and procedures” and “internal controls over financial reporting” (as such terms are defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), and such disclosure controls and procedures and internal controls over financial reporting are effective to perform the functions for which they were established.  The internal accounting controls of the Company and its subsidiaries are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certifications are complete and correct as of the dates of such statements.

(xxvi)                    Other than as contemplated by this Purchase Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Purchase Agreement or the consummation of the transactions contemplated hereby.

(xxvii)                 Neither the Company nor any of its subsidiaries nor any of its affiliates is presently doing business in any unlawful manner with the government of Cuba, Iran, Libya, Sudan or any other jurisdiction where it is unlawful for a U.S. company to conduct business or with any person or entity located in such jurisdictions, except as permitted by law or as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxviii)              The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  The Company and its subsidiaries are in compliance with the terms of such insurance policies in all material respects.  Neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Within the past 12 months, neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)                      The Company is not, and after giving effect to the offering and sale of the Securities and application of the proceeds thereof as described in the prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxx)                         The Company and each of its directors and officers is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission that are effective.  The Company has taken all actions necessary to satisfy those requirements of the Nasdaq Marketplace Rules pertaining to corporate governance, compliance and disclosure matters that are applicable to the Company.

(xxxi)                      Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any other party is in breach or default with respect to any material contract, agreement or license to which the Company or any of its subsidiaries is a party, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license.  To the knowledge of the Company, no party has repudiated any material provision of any such contract, agreement or license.  No agreement or relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

(xxxii)                   There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries that could have a Material Adverse Effect.

(xxxiii)                The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiv)               Other than as disclosed in the Prospectus, the Company has no knowledge of (A) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties of the Company or its subsidiaries or of (B) any unlawful spills, release, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from the properties of the Company or its subsidiaries as a result of the operation and use of the properties of the Company or its subsidiaries, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect.

(xxxv)                  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (“Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except as would not have, individually or in the aggregate, a Material Adverse Effect. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(b)                                 Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with this Agreement or the transactions contemplated herein shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.                                       Purchase, Sale and Delivery of Securities.

(a)                                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the 5,000,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.  The purchase price for each Firm Share shall be $       per share.  In making this Purchase Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co. Inc., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule

15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.  Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co. Inc., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any portion of the Option Shares, ratably in accordance with the number of Firm Shares to be purchased by each of them, at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Purchase Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the number which bears the same proportion to the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter bears to the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co. Inc., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.  If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.  Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co. Inc., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c)                                  It is understood that Piper Jaffray & Co., individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter.  Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.  Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.                                       Covenants.

(a)                                  If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(b)                                 The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)                                  Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus.  If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will file an amendment to the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)                                 The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(e)                                  The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (four of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(f)                                    During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports publicly filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(g)                                 The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(h)                                 The Company, whether or not the transactions contemplated hereunder are consummated or this Purchase Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all costs and expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the transfer and delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping (including, in each case, mailing and delivering copies thereof to the Underwriters and dealers) of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping (including, in each case, mailing and delivering copies thereof to the Underwriters and dealers) of this Purchase Agreement and other underwriting documents, including Blue Sky or Legal Investment Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or Blue Sky laws of the states and other jurisdictions which you shall designate, and the cost of producing any Blue Sky or similar Legal Investment Memoranda, including the reasonable fees and disbursements of the Underwriters’ counsel, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and the reasonable fees and disbursements of the Underwriters’ counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees in connection with the listing of the Shares on the Nasdaq National Market, (G) the cost of printing certificates representing the shares, (H) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing and/or offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company, (I) the document production charges and expenses associated with printing this Agreement and (J) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  If the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.  The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Purchase Agreement.

(i)                                     The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus.

(j)                                     The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Purchase Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell; contract to sell; pledge; grant any option for the sale of; or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (A) to the Underwriters pursuant to this Purchase Agreement, (B) issuances of Common Stock upon the exercise of stock options or warrants or convertible notes disclosed as outstanding in the Registration Statement and the Prospectus, (C) the issuance of employee stock options pursuant to stock option plans described in the Registration Statement and the Prospectus, and up to 250,000 non-plan options, in each case not exercisable during the Lock-Up Period and (D) in connection with the acquisition of a business, the issuance of any Common Stock or options to stockholders, employees or consultants of such acquired business, provided that the recipient of such securities agrees in writing with or for the benefit of the Underwriters not to dispose of such securities during the Lock-Up Period.  The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(k)                                  The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company’s directors and officers and Oracle Partners, L.P., Oracle Institutional Partners, L.P. and SAM Oracle Investments, Inc., stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock for a period of 90 days after commencement of the public offering of the Securities by the Underwriters (the “Lock-Up Agreement”).  The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(l)                                     The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)                               Except pursuant to this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Purchase Agreement or the consummation of the transactions contemplated hereby.

(n)                                 For a period of at least three years from the date of this Agreement, or, if longer, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Company will file with the Commission such periodic and other reports as required by the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(o)                                 For a period of at least three years from the date of this Agreement, or, if longer, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302, 404 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(p)                                 For a period of at least three years from the date of this Agreement, or, if longer, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, the Company and its subsidiaries will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act, the rules and regulations promulgated thereunder and the corporate governance, disclosure and compliance rules of Nasdaq contained in the Nasdaq Marketplace Rules.

(q)                                 The Company will cause the Common Stock, including the Securities, to be quoted on the Nasdaq National Market no later than the First Closing Date.

5.                                       Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                  The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Purchase Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve, and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b)                                 No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock or other equity interest; and there shall not have been any change in the capital stock or other equity interests (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or the capital stock or other equity interests of any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

(d)                                 On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)                                  On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Kane Kessler, P.C., counsel for the Company, in form and substance acceptable to you and dated such Closing Date and addressed to you, to the effect that:

(i)                                     Each of the Company, and Langer Distribution Services, Inc. and Silipos, Inc. (together, the “U.S. Subsidiaries”), has been duly organized and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation.  Each of the Company and the U.S. Subsidiaries has full corporate power and authority to own, lease and operate its properties and conduct its business as currently being conducted as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation, and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business, as described in the Prospectus, makes such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”  All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.  There are no statutory preemptive rights and, to such counsel’s knowledge, no contractual preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound, and when issued, the Shares will be free of statutory pre-emptive rights and, to such counsel’s knowledge, any contractual pre-emptive rights or similar rights.  To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company, other than those rights that have been waived.

(iii)                               All of the issued and outstanding shares of capital stock of the U.S. Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel’s knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, directly or through directly owned subsidiaries, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock, other than the security interests in the capital stock of Silipos arising under that certain Stock Pledge and Agency Agreement dated as of September 30, 2004, among the Company, SSL Holdings, Inc., and Pepper Hamilton LLP (the “Pledge Agreement”), which is described in the Registration Statement and the Prospectus.  To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, and except as provided in the Pledge Agreement, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any U.S. Subsidiary any shares of the capital stock of the Company or any shares of the capital stock of any U.S. Subsidiary.

(iv)                              Based upon a telephone call with the staff of the Commission, the Registration Statement was declared effective under the Securities Act on              , 2005; any required filing of the Prospectus has been made in the manner and within the time required by Rule 424(b); and to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and to such counsel’s knowledge, no proceeding for that purpose is pending or threatened by the Commission.

(v)                                 Specified descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents set forth under the captions “Risk Factors - We may be adversely affected by legal actions or proceedings against us”, “Risk Factors - Our certificate of incorporation, our bylaws and Delaware law contain provisions that could discourage, delay or prevent a takeover attempt”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity - Contractual Obligations”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity - Long-term Debt”, “Business - Patents and Trademarks”, “Management - Executive Compensation”, “Certain Relationships and Related Party Transactions,” “Description of Capital Stock” and “Shares Eligible for Future Sale”, are accurate in all material respects.  Such counsel does not know of any legal or governmental proceedings, pending or threatened, to which the Company or any of its subsidiaries is or would be a party or to which the properties of the Company or any of its subsidiaries is or would be subject that are required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included therein as required.  Such counsel does not know of any agreements or documents required to be filed as exhibits to the Registration Statement which have not been filed as required.

(vi)                              The Company has full corporate power and authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.  The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not (A) result in a violation of any statute or other provision of applicable law, (B) constitute a default under (or an event that with notice or passage of time, or both, would constitute a default), or result in acceleration of, any indebtedness under any agreement or instrument that is described in the Registration Statement or the Prospectus or that is filed as an exhibit to Registration Statement and to which the Company or any U.S. Subsidiary is a party or by which it is bound or to which any of its property is subject, (C) conflict with the Company’s certificate of incorporation or by-laws, each as amended to date, or (D) conflict with or constitute a violation of any judgment, order, rule, regulation or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or properties, except, in the case of clause (A) or clause (B), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency or body is required to be obtained or made by the Company in connection with the execution, delivery and performance of the Underwriting Agreement or in connection with the consummation of the transactions contemplated thereby, including the issuance or sale of the Shares by the Company, except such as (w) have been obtained under the Act, (x) if not obtained, would not have a Material Adverse Effect, (y) may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or (z) may be required under the corporate financing rules of the National Association of Securities Dealers.

(vii)                           The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (except as to the financial statements and supporting schedules, and other financial or statistical data derived therefrom, included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

(viii)                        The Company is not, and after giving effect to the offering and sale of the Shares and application of the proceeds thereof as described in the Prospectus, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that on the basis of such counsel’s participation in conferences in connection with the preparation of the Registration Statement with officials and other representatives of the Company, the Representatives, counsel to the Underwriters, and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the time the Registration Statement became effective or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of such Closing Date, included or includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to the financial statements and financial statement schedules, and other financial or statistical data derived therefrom, included in the Registration Statement or the Prospectus.

In rendering such opinion such counsel may rely (i) as to matters of law other than New York, Delaware corporate and U.S. federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

(f)                                    On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of each of Stikeman Elliott LLP and Stewart McKelvey Stirling Scales, Canadian counsel for the provinces of Quebec and New Brunswick, respectively, for the Company, in form and substance acceptable to you and dated such Closing Date and addressed to you, to the effect that:

(i)                                     Each of Langer Canada, Inc. and Bi-Op Laboratories Inc. (each, the “Canadian Subsidiary”) is a corporation incorporated and existing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus.

(ii)                                  Bi-Op Laboratories Inc. has been qualified, licensed or registered to carry on business under An Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Québec) and is in good standing in Québec, being the only jurisdiction in which Bi-Op Laboratories Inc. owns or leases real property or in which the conduct of its business makes such qualification necessary.  Langer Canada, Inc. is duly qualified to carry on business under the Business Corporations Act (New Brunswick) and is up to date in the filing of annual returns and the payment of annual fees under the laws of New Brunswick, being the only jurisdiction in which Langer Canada, Inc. owns or leases real property or in which the conduct of its business makes such qualification necessary.

(iii)                               Bi-Op Laboratories Inc. has been qualified, licensed or registered to carry on business as an extra-provincial corporation in Ontario.

(iv)                              All of the issued and outstanding shares of capital stock or other equity interests of each Canadian Subsidiary are authorized and validly issued and are outstanding as fully paid and nonassessable.

(v)                                 To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, all of the outstanding shares of Langer Canada, Inc. are owned by the Company free and clear of any security interests, claims, liens, proxies, equities or other encumbrances.  To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, all of the outstanding shares of Bi-Op Laboratories Inc. are owned by Langer Canada, Inc. free and clear of any security interests, claims, liens, proxies, equities or other encumbrances.

(vi)                              To such counsel’s knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from either Canadian Subsidiary any shares of the share capital of that Canadian Subsidiary.

(g)                                 On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of Kuit Steinart Levy, U.K. counsel for the Company, in form and substance acceptable to you and dated such Closing Date and addressed to you, to the effect that:

(i)                                     Each of Langer Biomechanics Group (UK) Limited and Silipos (UK) Limited (each, a “UK Subsidiary”) is a limited liability company duly incorporated, validly existing and in good standing under the laws of England.  Langer Biomechanics Group (UK) Limited has the corporate power and authority to own, lease and operate the properties that it uses in its business and to conduct business in the field of biomechanics.  Silipos (UK) Limited has the corporate power and authority to own, lease and operate the properties that it uses in its business and to conduct business in the field of distribution of skincare and skin protection products.

(ii)                                  All of the issued and outstanding shares of capital stock or other equity interests of each UK Subsidiary have been duly authorized, validly issued and are outstanding as fully paid and accordingly no further payments will be due from the holders of the fully paid shares in respect thereof.

(iii)                               The UK Subsidiaries do not have any other class or classes of shares of any kind under its respective Articles of Association.

(iv)                              All of the issued shares of Langer Biomechanics Group (UK) Limited are owned by Langer and there is nothing in the records which such counsel has examined to show that any other person has any right in respect of the issued shares.  All of the issued shares of Silipos (UK) Limited are owned by Silipos Inc. and there is nothing in the records which such counsel has examined to show that any other person has any right in respect of the issued shares.  Such counsel does not have any knowledge that there are any options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the Company’s capital stock.

(v)                                 There are no County Court judgments registered against either of the UK Subsidiaries.

(h)                                 On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of each of Darby & Darby P.C., Epstein Drangel Bazerman & James LLP and Wilson Gunn M’Caw, counsel for the Company with respect to intellectual property matters, in form and substance acceptable to you and dated such Closing Date and addressed to you, to the effect that:

(i)                                     The statements with respect to intellectual property matters included in the Registration Statement and the Prospectus under the captions “Prospectus Summary”, “Risk Factors - We may be adversely affected by legal actions or proceedings commenced against us”, “Risk Factors - Our business, operating results and financial condition could be adversely affected if we become involved in a litigation regarding our patents or other intellectual property rights”, “Risk Factors - We may not be able to maintain the confidentiality, or assure the protection, of our proprietary technology”, “Business - Growth Strategy”, “Business - Competitive Strengths” and “Business - Patents and Trademarks” (collectively, the “Intellectual Property Information”), at the time such Registration Statement became effective, as of the date of the Prospectus and as of the date of such counsel’s opinion, are accurate and complete in all material respects and present fairly the information purported to be shown.

(ii)                                  Nothing has come to such counsel’s attention that causes such counsel to believe that the Intellectual Property Information included in the Registration Statement, at the time such Registration Statement became effective, as of the date of the Prospectus or as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Intellectual Property Information included in the Prospectus, as of the date of such Prospectus, or as of the date of such counsel’s opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)                               To such counsel’s knowledge, except as described in the Registration Statement and Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries and (ii) no such proceedings are threatened or contemplated by governmental authorities or others.

(iv)                              To such counsel’s knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is infringing or otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of others, and (ii) there are no infringements by others of any of the patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or materials of the Company or any of its subsidiaries.

(i)                                     On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Kirkpatrick and Lockhart Nicholson Graham LLP, counsel for the Company with respect to regulatory matters, in form and substance acceptable to you and dated such Closing Date and addressed to you, to the effect that:

(i)                                     The regulatory disclosures in the Registration Statement, insofar as they relate solely to specified descriptions of healthcare laws (the “Regulatory Disclosures”), were, at the time such Registration Statement became effective and as of the date of the Prospectus, and are, as of the applicable Closing Date, accurate in all material respects and present fairly the information purported to be shown.

(ii)                                  Such counsel has no current actual knowledge of any facts that would lead such counsel to believe that the Regulatory Disclosures were, at the time such Registration Statement became effective and as of the date of the Prospectus, or are, as of the applicable Closing Date, not accurate in all material respects.

(j)                                     On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions of Dewey Ballantine LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance acceptable to you, with respect to the valid existence of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(k)                                  On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Deloitte & Touche LLP, dated such Closing Date and addressed to you, confirming that they are an independent public accounting firm with respect to the Company within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Purchase Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(l)                                     On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are an independent public accounting firm with respect to Silipos within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Purchase Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(m)                               On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of Trachtenberg & Pauker LLP, dated such Closing Date and addressed to you, confirming that they were at all times required under the Act an independent public accounting firm with respect to Benefoot within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Purchase Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(n)                                 On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Purchase Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)                                  No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                               The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, whether or not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, or purchased any of the Company’s outstanding capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or the capital stock or other equity interests of any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Effect.

(o)                                 The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(p)                                 The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain securityholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date.

(q)                                 If the Registration Statement and/or this Agreement has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and, prior to the date of this Agreement, the Representatives shall have received a letter from the NASD to such effect.

(r)                                    The Common Stock, including the Securities, shall have been approved for quotation on the Nasdaq National Market.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters.  The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.                                       Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.  To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”).  Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.  This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b)                                 Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel because there may be defenses available to the Underwriters which are different from, additional to or in conflict with those available to the Company, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(d)                                 If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

(f)                                    The Underwriters severally confirm and the Company acknowledges that the Underwriters confirm that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

7.                                       Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8.                                       Substitution of Underwriters.

(a)                                  If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)                                 If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Purchase Agreement shall terminate.  In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Purchase Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.                                       Effectiveness of this Agreement and Termination.

(a)                                  This Purchase Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)                                 You, as Representatives of the several Underwriters, shall have the right to terminate this Purchase Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (A) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (B) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (C) trading generally on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (D) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (E) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, (F) a banking moratorium shall have been declared by federal or state authorities, or (G) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singularly or together with any other event specified in this clause (G), makes it, in your judgment, impractical or inadvisable to proceed with the completion of the sale of and payment for and delivery of the Securities on the terms and in the manner contemplated by the Prospectus.  Any such termination shall be without liability of any party to any other party except as provided in Section 4(h) and Section 6 hereof.

(c)                                  If you elect to terminate this Purchase Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.                                 Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 450 Commack Road, Deer Park, New York 11729-4510 Attention: Chief Executive Officer.  Any party to this Purchase Agreement may change such address for notices by sending to the parties to this Purchase Agreement written notice of a new address for such purpose.

11.                                 Persons Entitled to Benefit of this Purchase Agreement.  This Purchase Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Purchase Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Purchase Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

12.                                 Governing Law.  This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13.                                 Counterparts.  This Purchase Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

LANGER, INC.

By
Name:

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

PIPER JAFFRAY & CO.

By
Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares (1)

Piper Jaffray & Co.
Ryan Beck & Co., Inc.
Wm. Smith Securities, Incorporated

Total. . . . . . . . . . . . . . . . . . . . . . . . . .	5,000,000

(1)                                  The Underwriters may purchase up to an additional 750,000 Option Shares, to the extent the option described in Section 3(b) of the Purchase Agreement is exercised, in the proportions and in the manner described in the Purchase Agreement.